Exhibit 99.1

                Friendly Ice Cream Corporation Reports
              Fourth Quarter and Full Year 2005 Results

    WILBRAHAM, Mass.--(BUSINESS WIRE)--March 17, 2006--Friendly Ice Cream Corporation (AMEX: FRN) today reported results for the fourth quarter and fiscal year ended January 1, 2006.

    Fourth Quarter Results

    Total company revenues were $123.5 million in the fourth quarter of 2005, a decrease of $16.1 million, or 11.5%, as compared to total revenues of $139.5 million for the fourth quarter of 2004. The 2005 fourth quarter included 13 weeks of operations compared to 14 weeks for the 2004 fourth quarter. The additional week contributed approximately $10.7 million in total revenues in the fourth quarter of 2004.
    Restaurant revenues were $91.6 million in the fourth quarter of 2005, a decrease of $14.2 million, or 13.4%, as compared to restaurant revenues of $105.8 million for the fourth quarter of 2004. Restaurant revenues declined by $9.0 million due to the additional week in the 2004 fourth quarter and by $5.3 million due to the re-franchising of 24 company-operated restaurants over the last fifteen months. Comparable restaurant sales decreased 1.3% for company-operated restaurants and 3.1% for franchised restaurants for the quarter ended January 1, 2006 compared to the quarter ended January 2, 2005. Higher gasoline prices during the first three weeks of September 2005 post hurricane Katrina had a negative impact on restaurant revenues. This negative sales trend continued through the month of October, while sales for the months of November and December were relatively flat when compared to the prior year.
    Foodservice revenues were $28.2 million in the fourth quarter of 2005, a decrease of $2.1 million, or 7.0%, as compared to foodservice revenues of $30.4 million for the fourth quarter of 2004. Franchise revenues were $3.6 million in the fourth quarter of 2005, an increase of $0.2 million, or 5.9%, as compared to franchise revenues of $3.4 million for the fourth quarter of 2004.
    During the fourth quarter of 2005, the Company entered a three-year cumulative loss position as contemplated by SFAS No. 109, "Accounting for Income Taxes" and based on this and other factors, recorded a non-cash charge of $22.2 million to income tax expense to increase the deferred tax valuation allowance to $32.1 million. The valuation allowance has no bearing on the Company's ability to use any such tax benefits to offset taxes on tax returns in future years.
    During 2005, the Company disposed of 14 company-owned restaurant properties and held an additional 11 properties that were for sale as of January 1, 2006. It was determined that the operating results of these 25 restaurants and the net gain on disposals should be reported separately as discontinued operations, with prior year results for these restaurants similarly re-classified. The operating results of these 25 restaurants were included in the restaurant business segment in previously issued financial reports. The discontinued operations loss was $0.2 million in the 2005 fourth quarter and $0.3 million in the 2004 fourth quarter.
    The net loss for the three months ended January 1, 2006 was $30.2 million, or $3.82 per share, compared to a net loss of $0.2 million, or $.03 per share, reported for the three months ended January 2, 2005. As previously discussed, the fourth quarter 2005 net loss included $22.2 million, or $2.80 per share, in additional non-cash tax expense related to an increase in the deferred tax valuation allowance. Fourth quarter 2004 results included an additional pension settlement expense of $2.2 million pre-tax ($1.3 million after-tax or $0.17 per share).

    Full Year Results

    For the full year ended January 1, 2006 total company revenues were $531.3 million as compared to total revenues of $557.6 million for the year ended January 2, 2005. Fiscal 2005 included 52 weeks of operations compared to 53 weeks in the prior year. The estimated impact of the additional week contributed approximately $10.7 million in total revenues in fiscal 2004.
    Restaurant revenues were $400.8 million in the year ended January 1, 2006, a decrease of $30.9 million, or 7.2%, as compared to restaurant revenues of $431.8 million for the year ended January 2, 2005. Restaurant revenues declined by $9.0 million due to the additional week in fiscal 2004 and by $20.3 million due to the re-franchising of 42 company-operated restaurants over the last twenty-four months. Comparable restaurant sales decreased 1.2% for company-operated restaurants and increased 0.4% for franchised restaurants for the twelve months ended January 1, 2006 compared to the twelve months ended January 2, 2005. While the Company believes that restaurant revenues were negatively affected by the post hurricane Katrina economy, comparable restaurant sales were also impacted by an unfavorable shift in the timing of the year-end holiday period. New Year's Day was included in the prior year first quarter and is not included in the current year.
    Foodservice revenues were $116.1 million in the year ended January 1, 2006, an increase of $3.5 million, or 3.0%, as compared to foodservice revenues of $112.6 million for the year ended January 2, 2005. Franchise revenues were $14.5 million in the year ended January 1, 2006, an increase of $1.3 million, or 9.5%, as compared to franchise revenues of $13.2 million for the year ended January 2.
    For the full year, discontinued operations income was $0.3 million in 2005 and discontinued operations loss was $0.6 million in 2004.
    The net loss for the year ended January 1, 2006 was $27.3 million, or $3.49 per share, compared to a net loss of $3.4 million, or $0.45 per share, reported for the year ended January 2, 2005. The net loss for fiscal 2005 included $22.2 million, or $2.84 per share, in additional non-cash tax valuation allowance. Results for fiscal 2004 included an additional pension settlement expense of $2.2 million pretax ($1.3 million after-tax or $0.17 per share). Also, included in the 2004 results were $8.2 million in expenses ($4.8 million after-tax or $0.64 per share) for debt retirement and restructuring costs, which were partially offset by a gain on litigation settlement.

    Performance Highlights

    In the fourth quarter of 2005, Friendly's continued to pursue its key strategic objectives to 1) enhance the dining experience, 2) expand through franchising and re-franchising and 3) grow higher margin revenues. Key business highlights for the quarter include:

    -- Ongoing improvements to the Friendly's dining experience based on feedback from the new Internet-based guest feedback system.

    -- The opening of one new company-operated restaurant and four new franchised restaurants.

    -- The re-franchising of five company-operated restaurants, which resulted in a gain on franchise sales of restaurant operations and properties of $137 thousand.

    -- Continued growth in the number of supermarket chains that carry Friendly's decorated cakes, which are now being sold in approximately 650 supermarkets.

    Business Segment Results

    In the fourth quarter of 2005, pre-tax income in the restaurant segment was $1.1 million, or 1.2% of restaurant revenues, compared to $5.4 million, or 5.1% of restaurant revenues, in the fourth quarter of 2004. The decrease in pre-tax income was mainly the result of a 1.3% decrease in comparable company-operated restaurant sales, the additional week in the 2004 fourth quarter, the re-franchising of 24 restaurants over the past fifteen months along with increased expenses for pension, other fringe benefits, maintenance and utilities. Partially offsetting these increases were reduced labor and benefit costs due to the restructuring of the restaurant management team, favorable commodity costs, and lower expenses for outside guest evaluation services and relocation.
    Pre-tax income in the Company's foodservice segment was $0.1 million in the fourth quarter of 2005 compared to $2.4 million in the fourth quarter of 2004. The decrease in pre-tax income was mainly due to increased discounting and sales allowances in the retail supermarket business and the additional week in the 2004 fourth quarter. Partially offsetting these increased expenses were lower commodity costs. Case volume in the Company's retail supermarket business decreased 1.0% for the fourth quarter of 2005 when compared to the fourth quarter of 2004 mainly due to the additional operating week in 2004.
    Pre-tax income in the franchise segment was $2.4 million in the fourth quarter of 2005 and $2.4 million in the fourth quarter of 2004. Pre-tax income was unchanged as the royalty revenue associated with the 53rd week in 2004 was offset by the additional royalty revenue from the opening of seven new franchised restaurants and the re-franchising of 24 restaurants over the past fifteen months and increased rental income from leased and sub-leased franchised locations.
    Corporate expenses of $11.6 million in the fourth quarter of 2005 decreased by $610 thousand as compared to the fourth quarter of 2004 primarily due to lower interest expense. Increased pension costs, legal expenses and other professional fees in 2005 were mostly offset by the additional expenses incurred in the 53rd week of 2004.

    Revolving Credit Facility

    On March 15, 2006, the Company amended and restated its $35 million revolving credit facility as of December 30, 2005 to, among other things, revise certain financial covenants (including leverage, interest coverage, minimum EBITDA and the deletion of the tangible net worth covenant) and permit certain transactions to be excluded from the annual capital expenditures limit. As a result of the amendments, the Company was in compliance with the covenants in the Credit Facility as of January 1, 2006. In connection with the amendments to the Facility, Bank of America and certain other lenders assigned their interest in the Credit Facility to Wells Fargo Foothill. Subsequently, Wells Fargo Foothill has assigned a portion of their interest in the facility to TD Banknorth.

    Investor Conference Call

    An investor conference call to review 2005 fourth quarter and year end results will be held on Monday, March 20, 2006 at 10:00 A.M. Eastern Time. The conference call will be broadcast live over the Internet and will be hosted by John Cutter, Chief Executive Officer and President. To listen to the call, go to the Investor Relations section of the Company's website located at friendlys.com, or go to streetevents.com. An online replay will be available approximately one hour after the conclusion of the call.

    About Friendly's

    Friendly Ice Cream Corporation is a vertically integrated restaurant company serving signature sandwiches, entrees and ice cream desserts in a friendly, family environment in over 525 company and franchised restaurants throughout the Northeast. The Company also manufactures ice cream, which is distributed through more than 4,500 supermarkets and other retail locations. With a 70-year operating history, Friendly's enjoys strong brand recognition and is currently remodeling its restaurants and introducing new products to grow its customer base. Additional information on Friendly Ice Cream Corporation can be found on the Company's website (friendlys.com).

    Forward Looking Statements

    Statements contained in this release that are not historical facts constitute "forward looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include statements relating to the ability of the Company to utilize its deferred tax asset in future years, expected number of re-imaging projects and new company-operated and franchised restaurant openings during 2005 and early 2006, and the anticipated impact of the Company's key strategic objectives. All forward looking statements are subject to risks and uncertainties which could cause results to differ materially from those anticipated. These factors include risks and uncertainties arising from accounting adjustments, the Company's highly competitive business environment, exposure to fluctuating commodity prices, risks associated with the foodservice industry, the ability to retain and attract new employees, new or changing government regulations, the Company's high geographic concentration in the Northeast and its attendant weather patterns, conditions needed to meet restaurant re-imaging and new opening targets, the Company's ability to continue to develop and implement its franchising program, the Company's ability to service its debt and other obligations, the Company's ability to meet ongoing financial covenants contained in the Company's debt instruments, loan agreements, leases and other long-term commitments, unforeseen costs and expenses associated with litigation, and costs associated with improved service and other similar initiatives. Other factors that may cause actual results to differ from the forward looking statements contained herein and that may affect the Company's prospects in general are included in the Company's other filings with the Securities and Exchange Commission. As a result the Company can provide no assurance that its future results will not be materially different from those projected. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such forward looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.


                    Friendly Ice Cream Corporation
                    ------------------------------
                Consolidated Statements of Operations
                -------------------------------------
            (In thousands, except per share and unit data)


                                  Quarter Ended        Year Ended
                               ------------------- -------------------
                                Jan 1,    Jan 2,    Jan 1,    Jan 2,
                                 2006      2005      2006      2005
                               ---------------------------------------
                                         14 weeks            53 weeks
                                         ---------           ---------

Restaurant Revenues            $ 91,643  $105,807  $400,821  $431,763
Foodservice Revenues             28,232    30,364   116,072   112,637
Franchise Revenues                3,575     3,377    14,454    13,199
                                --------  --------  --------  --------

REVENUES                        123,450   139,548   531,347   557,599

COSTS AND EXPENSES:
  Cost of sales                  50,321    55,282   205,332   210,477
  Labor and benefits             33,153    38,900   143,973   158,133
  Operating expenses             26,398    25,222   105,809   104,681
  General and administrative
   expenses                      10,507    10,501    38,746    40,006
  Restructuring expenses              -         -         -     2,627
  Gain on litigation
   settlement                         -         -         -    (3,644)
  Pension settlement expense          -     2,204         -     2,204
  Write-downs of property and
   equipment                      2,189         -     2,478        91
  Depreciation and
   amortization                   5,997     6,140    23,435    22,592
Gain on franchise sales of
 restaurant operations and
 properties                        (137)     (200)   (2,658)   (1,302)
Loss (gain) on disposals of
 other property and
 equipment, net                     507      (448)    1,030       213
                                --------  --------  --------  --------

OPERATING (LOSS) INCOME          (5,485)    1,947    13,202    21,521

OTHER EXPENSES:
Interest expense, net             5,196     5,627    20,924    22,295
Other (income) expense,
 principally debt retirement
 costs                             (113)        -      (130)    9,235
                                --------  --------  --------  --------

LOSS BEFORE (PROVISION FOR)
 BENEFIT FROM INCOME TAXES      (10,568)   (3,680)   (7,592)  (10,009)

(Provision for) benefit from
 income taxes                   (19,477)    3,752   (20,002)    7,145
                                --------  --------  --------  --------

(LOSS) INCOME FROM CONTINUING
 OPERATIONS                     (30,045)       72   (27,594)   (2,864)

(Loss) income from discontinued
 operations                        (152)     (304)      335      (553)
                                --------  --------  --------  --------

NET LOSS                       $(30,197) $   (232) $(27,259) $ (3,417)
                                ========  ========  ========  ========

BASIC NET LOSS PER SHARE:
  (Loss) income from continuing
   operations                  $  (3.80) $   0.01  $  (3.53) $  (0.38)
  (Loss) income from
   discontinued operations        (0.02)    (0.04)     0.04     (0.07)
                                --------  --------  --------  --------
  Net loss                     $  (3.82) $  (0.03) $  (3.49) $  (0.45)
                                ========  ========  ========  ========
DILUTED NET LOSS PER SHARE:
  (Loss) income from continuing
   operations                  $  (3.80) $   0.01  $  (3.53) $  (0.38)
  (Loss) income from
   discontinued operations        (0.02)    (0.04)     0.04     (0.07)
                                --------  --------  --------  --------
  Net loss                     $  (3.82) $  (0.03) $  (3.49) $  (0.45)
                                ========  ========  ========  ========

WEIGHTED AVERAGE SHARES:
  Basic                           7,899     7,709     7,802     7,637
                                ========  ========  ========  ========
  Diluted                         7,899     7,709     7,802     7,637
                                ========  ========  ========  ========

NUMBER OF COMPANY UNITS:
Beginning of period                 330       358       347       380
Openings                              1         -         2         4
Refranchised closings                (5)       (9)      (15)      (27)
Closings                            (12)       (2)      (20)      (10)
                                --------  --------  --------  --------
End of period                       314       347       314       347
                                ========  ========  ========  ========

NUMBER OF FRANCHISED UNITS:
Beginning of period                 205       186       195       163
Refranchised openings                 5         9        15        27
Openings                              4         1         6         8
Closings                             (1)       (1)       (3)       (3)
                                --------  --------  --------  --------
End of period                       213       195       213       195
                                ========  ========  ========  ========


                   Friendly Ice Cream Corporation
                   ------------------------------
                Consolidated Statements of Operations
                -------------------------------------
                    Percentage of Total Revenues
                    ----------------------------


                                       Quarter Ended    Year Ended
                                      --------------- ---------------
                                      Jan 1,  Jan 2,  Jan 1,  Jan 2,
                                       2006    2005    2006    2005
                                      ------- ------- ------- -------
                                                14              53
                                               weeks           weeks
                                              -------         -------

Restaurant Revenues                    74.2 %  75.8 %  75.4 %  77.4 %
Foodservice Revenues                   22.9 %  21.8 %  21.9 %  20.2 %
Franchise Revenues                      2.9 %   2.4 %   2.7 %   2.4 %
                                      ------- ------- ------- -------

REVENUES                              100.0 % 100.0 % 100.0 % 100.0 %

COSTS AND EXPENSES:
  Cost of sales                        40.8 %  39.6 %  38.6 %  37.7 %
  Labor and benefits                   26.8 %  27.8 %  27.1 %  28.3 %
  Operating expenses                   21.4 %  18.1 %  19.9 %  18.8 %
  General and administrative expenses   8.5 %   7.5 %   7.3 %   7.2 %
  Restructuring expenses                   -       -       -    0.5 %
  Gain on litigation settlement            -       -       -   (0.7)%
  Pension settlement expense               -    1.6 %      -    0.4 %
  Write-downs of property and
   equipment                            1.8 %      -    0.5 %      -
  Depreciation and amortization         4.9 %   4.4 %   4.4 %   4.1 %
Gain on franchise sales of
 restaurant operations and
 properties                            (0.1)%  (0.1)%  (0.5)%  (0.2)%
Loss (gain) on disposals of other
 property and equipment, net            0.4 %  (0.3)%   0.2 %      -
                                      ------- ------- ------- -------

OPERATING (LOSS) INCOME                (4.5)%   1.4 %   2.5 %   3.9 %

OTHER EXPENSES:
Interest expense, net                   4.2 %   4.0 %   3.9 %   4.0 %
Other (income) expense, principally
 debt retirement costs                 (0.1)%      -       -    1.7 %
                                      ------- ------- ------- -------

LOSS BEFORE (PROVISION FOR) BENEFIT
 FROM INCOME TAXES                     (8.6)%  (2.6)%  (1.4)%  (1.8)%

(Provision for) benefit from income
 taxes                                (15.8)%   2.7 %  (3.8)%   1.3 %
                                      ------- ------- ------- -------

(LOSS) INCOME FROM CONTINUING
 OPERATIONS                           (24.4)%   0.1 %  (5.2)%  (0.5)%

(Loss) income from discontinued
 operations                            (0.1)%  (0.3)%   0.1 %  (0.1)%
                                      ------- ------- ------- -------

NET LOSS                              (24.5)%  (0.2)%  (5.1)%  (0.6)%
                                      ======= ======= ======= =======


                    Friendly Ice Cream Corporation
                    ------------------------------
                 Condensed Consolidated Balance Sheets
                 -------------------------------------
                            (In thousands)


                                                 January 1, January 2,
                                                    2006       2005
                                                  ---------  ---------



                                Assets
                                ------

 Current Assets:
   Cash and cash equivalents                     $  14,597  $  13,405
   Other current assets                             37,451     44,511
                                                  ---------  ---------
 Total Current Assets                               52,048     57,916

 Deferred Income Taxes                                   -     10,619

 Property and Equipment, net                       141,121    152,840

 Intangibles and Other Assets, net                  25,073     27,509
                                                  ---------  ---------

                                                 $ 218,242  $ 248,884
                                                  =========  =========

                 Liabilities and Stockholders' Deficit
                 -------------------------------------

 Current Liabilities:

   Current maturities of debt, capital lease and
    finance obligations                          $   2,845  $   6,757
   Other current liabilities                        63,444     61,290
                                                  ---------  ---------
 Total Current Liabilities                          66,289     68,047

 Capital Lease and Finance Obligations               6,173      7,380

 Long-Term Debt                                    224,894    225,752

 Other Long-Term Liabilities                        62,724     52,731

 Stockholders' Deficit                            (141,838)  (105,026)
                                                  ---------  ---------

                                                 $ 218,242  $ 248,884
                                                  =========  =========


                    Friendly Ice Cream Corporation
                    ------------------------------
                Selected Segment Reporting Information
                --------------------------------------
                            (in thousands)
                            --------------

                                For the Three        For the Year
                                 Months Ended            Ended
                             ------------------- ---------------------
                              January   January    January    January
                                 1,        2,        1,         2,
                                2006      2005      2006       2005
                              --------  --------  ---------  ---------
                                       14 weeks              53 weeks
                                       ---------            ----------
Revenues before elimination of intersegment
 revenues:
   Restaurant                $ 91,643  $105,807  $ 400,821  $ 431,763
   Foodservice                 56,139    63,120    238,099    245,484
   Franchise                    3,575     3,377     14,454     13,199
                              --------  --------  ---------  ---------
      Total                  $151,357  $172,304  $ 653,374  $ 690,446
                              ========  ========  =========  =========

Intersegment revenues:
   Foodservice               $(27,907) $(32,756) $(122,027) $(132,847)
                              ========  ========  =========  =========

Revenues:
   Restaurant                $ 91,643  $105,807  $ 400,821  $ 431,763
   Foodservice                 28,232    30,364    116,072    112,637
   Franchise                    3,575     3,377     14,454     13,199
                              --------  --------  ---------  ---------
      Total                  $123,450  $139,548  $ 531,347  $ 557,599
                              ========  ========  =========  =========

EBITDA (1):
   Restaurant (2)            $  5,398  $  9,728  $  35,034  $  42,105
   Foodservice (2)                838     3,257     11,563     12,983
   Franchise (2)                2,425     2,475     10,274      9,384
   Corporate (2)               (5,581)   (5,762)   (19,366)   (19,973)
   (Loss) gain on property
    and equipment, net           (379)      593      1,610        892
   Restructuring expenses                     -          -     (2,627)
   Gain on litigation
    settlement                      -         -          -      3,644
   Net periodic pension
    expense (benefit)
    included in reporting
    segments                       71      (529)       286     (2,116)
                              --------  --------  ---------  ---------
      Total                  $  2,772  $  9,762  $  39,401  $  44,292
                              ========  ========  =========  =========

Interest expense, net        $  5,196  $  5,627  $  20,924  $  22,295
                              ========  ========  =========  =========

Other (income) expense,
 principally debt retirement
 costs                       $   (113) $      -  $    (130) $   9,235
                              ========  ========  =========  =========

Depreciation and
 amortization:
   Restaurant                $  4,326  $  4,339  $  16,845  $  15,636
   Foodservice                    789       873      3,216      3,376
   Franchise                       55       103        172        286
   Corporate                      827       825      3,202      3,294
                              --------  --------  ---------  ---------
      Total                  $  5,997  $  6,140  $  23,435  $  22,592
                              ========  ========  =========  =========

Other non-cash expense
 (income):
   Write-downs of property
    and equipment            $  2,189  $      -  $   2,478  $      91
   Pension settlement
    expense                         -     2,204          -      2,204
   Net periodic pension
    expense (benefit)              71      (529)       286     (2,116)
                              --------  --------  ---------  ---------
      Total                  $  2,260  $  1,675  $   2,764  $     179
                              ========  ========  =========  =========

Income (loss) before income taxes (2):
   Restaurant                $  1,072  $  5,389  $  18,189  $  26,469
   Foodservice                     49     2,384      8,347      9,607
   Franchise                    2,370     2,372     10,102      9,098
   Corporate                  (11,604)  (12,214)   (43,492)   (45,562)
                              --------  --------  ---------  ---------
                               (8,113)   (2,069)    (6,854)      (388)
   (Loss) gain on property
    and equipment, net         (2,568)      593       (868)       801
   Restructuring expenses           -         -          -     (2,627)
   Gain on litigation
    settlement                      -         -          -      3,644
   Pension settlement
    expense                         -    (2,204)         -     (2,204)
   Other income (expense),
    principally debt
    retirement costs              113         -        130     (9,235)
                              --------  --------  ---------  ---------
      Total                  $(10,568) $ (3,680) $  (7,592) $ (10,009)
                              ========  ========  =========  =========

(1) EBITDA represents net income (loss) before (i) provision for (benefit from) income taxes, (ii) other (income) expense, principally debt retirement costs, (iii) interest expense, net,
    (iv) depreciation and amortization, (v) write-downs of property and equipment, (vi) net periodic pension expense (benefit) and
    (vi) other non-cash items. The Company has included information concerning EBITDA in this schedule because the Company's incentive plan pays bonuses based on achieving EBITDA targets and the Company's management believes that such information is used by certain investors as one measure of a company's historical ability to service debt. EBITDA should not be considered as an alternative to, or more meaningful than, earnings (loss) from operations or other traditional indications of a company's operating performance.

(2) Amounts are prior to gain (loss) on property and equipment, net.




    CONTACT: Friendly Ice Cream Corporation
             Investment Contact:
             Deborah Burns, 413-731-4124
             or
             Media Contact:
             Maura Tobias, 413-731-4238